EXHIBIT 23.5





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of 360 Communications Company on Form S-8 (No. 333- ) of our reports dated February 13, 1997 and March 21, 1996, on our audits of the financial statements of the New York SMSA Limited Partnership.



                                                       Coopers & Lybrand L.L.P.

New York, New York
March 27, 1997